Exhibit 99.1

NEWS RELEASE
Nash Finch Reports Fourth Quarter and Fiscal 2007 Results
     MINNEAPOLIS (February 28, 2008) — Nash Finch Company (NASDAQ: NAFC), one of the leading food distribution companies in the United States, today announced financial results for the fourth quarter and year ended December 29, 2007.
Financial Results
     Sales for fiscal 2007 were $4.533 billion compared to $4.632 billion in fiscal 2006. Sales for the fourth quarter of 2007 were $1.069 billion as compared to $1.099 billion in the prior year quarter. The fiscal year and fourth quarter sales declines of 2.1% and 2.7%, respectively, are primarily due to the previously announced transition of a large customer in the food distribution segment to another supplier and the closure of three retail stores. These sales declines were partially offset by stronger sales in the military segment. Excluding the impact of the sales decrease attributable to this customer, total company sales increased 0.9% in the fourth quarter and decreased by 0.3% for the year.
     For fiscal 2007, the Company’s net earnings were $38.8 million, or $2.84 per diluted share, as compared to a net loss of $23.0 million, or $1.72 per diluted share, for fiscal 2006. During the fourth quarter of 2007, net earnings were $8.5 million, or $0.62 per diluted share, as compared to a net loss of $26.4 million, or $1.96 per diluted share, in the prior year quarter. Net earnings for both years were affected by several significant items and are detailed in the table below.
     Consolidated EBITDA1 for fiscal 2007 was $128.8 million, or 2.8% of sales, compared to $102.7 million, or 2.2% of sales, for fiscal 2006. In the fourth quarter 2007, Consolidated EBITDA was $30.2 million, or 2.8% of sales, compared to $23.9 million, or 2.2% of sales, in the prior year quarter. Consolidated EBITDA is a non-GAAP financial measure that is reconciled to the most directly comparable GAAP financial results in the attached financial statements.

[1]	Consolidated EBITDA, as defined in our credit agreement, is earnings before interest, income tax, depreciation and amortization, adjusted to exclude extraordinary gains or losses, gains or losses from sales of assets other than inventory in the ordinary course of business, and non-cash charges (such as LIFO, asset impairments, closed store lease costs and share-based compensation), less cash payments made during the current period on non-cash charges recorded in prior periods. Consolidated EBITDA should not be considered an alternative measure of our net income, operating performance, cash flows or liquidity. The amount of consolidated EBITDA is provided as additional information relevant to compliance with our debt covenants.

     “I am very pleased with the significant operational improvements made during fiscal 2007,” said Alec Covington, President and CEO of Nash Finch. “Consolidated EBITDA increased 25.4% compared to fiscal 2006 confirming our belief that we could make significant strides in restoring the financial vitality of the company during fiscal 2007. In addition, I am also pleased to report that excluding the sales decrease attributable to a large account which transitioned to another supplier earlier this year, our fourth quarter sales comparison to the prior year turned positive for both our food distribution segment and the total company”.
     The following table identifies the significant pre-tax charges affecting our earnings from continuing operations and Consolidated EBITDA for the fourth quarter and fiscal year 2007 and prior year results:

	4th Quarter	4th Quarter	Fiscal	Fiscal
(dollars in millions except per share amounts)	2007	2006	2007	2006
Significant charges
Increase in allowance for doubtful accounts on receivables	$—	0.7	—	2.5
Promotional markdowns and closure costs of retail stores	$2.6	1.1	3.1	2.3
Severance costs due to senior management changes	$—	—	—	4.2
Gain on sale of intangible asset	$—	—	(0.7)	—
Costs related to change in vacation policy	$—	3.4	—	2.0

Significant charges impacting Consolidated EBITDA	$2.6	5.2	2.4	11.0

Goodwill impairment of retail segment	$—	26.4	—	26.4
Change in estimate of 2004 special charge	$—	—	(1.3)	6.3
Asset impairments and lease costs on closed retail stores	$—	5.4	1.4	7.5
Increase in lease reserves relating to customer leases	$—	1.5	0.8	5.9
Charges due to the bankruptcy of a long-time customer	$—	—	—	4.1
Impairment of trade name	$—	—	—	2.0
2006 credit facility amendment fee	$—	0.5	—	0.5

Significant charges impacting pre-tax income	$2.6	39.0	3.3	63.7

Diluted earnings per share impact (net of tax)	$0.11	2.49	0.15	3.62

Food Distribution Results

	4th Quarter	4th Quarter	%	Fiscal	Fiscal	%
(dollars in millions)	2007	2006	Change	2007	2006	Change
Sales	$635.2	666.5	(4.7%)	2,693.3	2,787.7	(3.4%)
Segment EBITDA[1]	$26.1	20.2	29.2%	102.2	86.7	17.9%
Percentage of Sales	4.1%	3.0%		3.8%	3.1%
     Food distribution sales were negatively impacted in both the quarterly and fiscal year comparisons due to the impact of a large customer which transitioned to another supplier in mid-2007.

However, excluding the impact of the $39.3 million sales decrease during the fourth quarter attributable to this customer, food distribution sales for the quarter increased 1.3% compared to the prior year period. Food distribution segment EBITDA increased 29.2% in the fourth quarter and 17.9% for the fiscal year relative to the prior year periods. This reflects a significant increase in food distribution profit margin primarily due to improvements realized through more effective inventory management and expense reductions.
Military Distribution Results

	4th Quarter	4th Quarter	%	Fiscal	Fiscal	%
(dollars in millions)	2007	2006	Change	2007	2006	Change
Sales	$299.2	288.5	3.7%	1,247.6	1,195.0	4.4%
Segment EBITDA[1]	$10.5	9.9	6.1%	44.0	41.3	6.7%
Percentage of Sales	3.5%	3.4%		3.5%	3.5%
     The sales increases in both the quarter and fiscal year comparisons are the result of growth in comparable sales to the commissaries in addition to increased product line offerings. Military segment EBITDA and EBITDA as a percent of sales in the fourth quarter and fiscal year comparisons increased as a result of sales growth and a slightly improved gross margin.
Retail Results

	4th Quarter	4th Quarter	%	Fiscal	Fiscal	%
(dollars in millions)	2007	2006	Change	2007	2006	Change
Sales	$134.9	144.1	(6.4%)	591.7	648.9	(8.8%)
Segment EBITDA[1]	$4.0	6.2	(35.8%)	27.5	30.6	(9.9%)
Percentage of Sales	3.0%	4.3%		4.7%	4.7%
     The sales decreases in the fourth quarter and fiscal year comparisons reflect the sale or closure of retail stores, as well as declines in same store sales of 1.2% and 0.8% in the fourth quarter and fiscal year comparisons, respectively. Retail segment EBITDA was adversely impacted in the fourth quarter by a $2.6 million adjustment to retail promotional markdowns.
Strategic Plan Update
     During the November 2007 earnings call, we provided an update on our strategic plan,

Operation Fresh Start, which is designed to provide a strong platform to support a variety of growth initiatives. The strategic plan includes the following key components: differentiated retail formats, world class perishable capabilities, the rollout of our Center Store Program, an unparalleled focus on independent customers, and continued growth of our Military distribution business. “In fiscal 2007, we stabilized and restored financial vitality to our business”, said Alec Covington. “Our Company is now well positioned to invest in our strategic plan. During 2008, we will carefully invest up to $25 million in our strategic initiatives, with a total capital expenditure budget of $50 million. The remaining free cash flow will be used to pay down debt, opportunistically repurchase shares and fund acquisitions.”
Financial Target Progress
     The following table charts the Company’s progress towards its long-term financial targets that are anticipated to be attained through successful execution of the strategic plan. Substantial improvement has been achieved in 2007 relative to fiscal 2006 results towards three of the four targets, namely, consolidated EBITDA margin, the ratio of free cash flow to net assets, and total leverage ratio. The Company expects to make improvements on the organic revenue growth metric as we implement initiatives associated with our strategic plan and as we cycle the sales lost from a large customer.

	Long-term		4th Qtr		Fiscal		Fiscal
Financial Objectives	Target		2007		2007		2006
Organic Revenue Growth	2.0%		(2.7%)		(2.1%)		(2.9%)
Consolidated EBITDA Margin	4.0%		2.8%		2.8%		2.2%
Trailing Four Quarter Free Cash Flow2 / Net Assets	10.0%		9.2%		9.2%		8.7%
Total Leverage Ratio (Total Debt / Trailing Four Quarter Consolidated EBITDA)	2.5-3.0	x	2.42	x	2.42	x	3.42	x

[2]	Defined as cash provided from operations less capital expenditures for property, plant & equipment during the trailing four quarters.
Liquidity
     During fiscal 2007, the Company repaid $35.0 million of debt on its senior credit facilities. The Company continues to focus on effectively managing its working capital, reducing indebtedness and improving cash flow and is currently in compliance with all of its debt covenants. The total leverage ratio as of the end of fiscal year 2007 was 2.42, a significant improvement from 3.42 at the end of fiscal 2006. Availability on the Company’s revolving credit facility at the end of the quarter was $102.6 million.
Share Repurchase Program
     As previously announced, the Board of Directors authorized a share repurchase program for the Company to purchase up to one million shares of the Company’s common stock. The program took effect on November 19, 2007 and will continue until January 3, 2009. During the fourth quarter of 2007 the Company repurchased 0.4 million shares in the open market for $15.0 million dollars at an average price per share of $36.27.
Other Matters
     The Board of Directors has determined that the Company should reduce the size of its Board of Directors. The Company will present, and recommend that Shareholders support, a proposal to amend the Company’s Charter at the 2008 annual meeting of shareholders to set the minimum Board size at seven, and the maximum size at twelve. This proposal will reduce the overall costs to our shareholders for Board expenses and will permit the Board to effectively and efficiently discharge its responsibilities in a more cost efficient manner.
*******************************************
     A conference call to review the fiscal 2007 results is scheduled for 10 a.m. (CT) on February 28, 2008. Interested participants can listen to the conference call over the Internet by logging onto the “Investor Relations” portion of Nash Finch’s website at http://www.nashfinch.com. A replay of the webcast will be available and the transcript of the call will be archived on the “Investor Relations” portion of Nash Finch’s website under the heading “Audio Archives.” A copy of this press release and the other financial and statistical information about the periods to be discussed in the conference call will be available at the time of the call on the “Investor Relations” portion of the Nash Finch website under the caption “Press Releases.”
     Nash Finch Company is a Fortune 500 company and one of the leading food distribution companies in the United States. Nash Finch’s core business, food distribution, serves independent retailers and military commissaries in 31 states, the District of Columbia, Europe, Cuba, Puerto Rico, the Azores and Egypt. The Company also owns and operates a base of retail stores, primarily supermarkets under the Econofoods®, Family Thrift Center® and Sun Mart® trade names. Further information is available on the Company’s website at www.nashfinch.com.
     This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements relate to trends and events that may affect our future financial position and operating results. Any statement contained in this release that are not statements of historical fact may be deemed forward-looking statements. For example, words such as “may,” “will,” “should,” “likely,” “expect,” “anticipate,” “estimate,” “believe,” “intend, ” “potential” or “plan,” or comparable terminology, are intended to identify forward-looking statements. Such statements are based upon current expectations, estimates and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known to us that could cause or contribute to material differences include, but are not limited to, the following:

•	the effect of competition on our distribution, military and retail businesses;

•	general sensitivity to economic conditions, including volatility in energy prices, food commodities, and changes in market interest rates;

•	our ability to identify and execute plans to improve the competitive position of our retail operations;

•	our ability to identify and execute plans to expand our food distribution, military and retail operations;

•	possible changes in the military commissary system, including those stemming from the redeployment of forces, congressional action and funding levels;

•	the success or failure of strategic plans, new business ventures or initiatives;

•	changes in consumer spending or buying patterns;

•	risks entailed by future acquisitions, including the ability to successfully integrate acquired operations and retain the customers of those operations;

•	changes in credit risk from financial accommodations extended to new or existing customers;

•	significant changes in the nature of vendor promotional programs and the allocation of funds among the programs;

•	limitations on financial and operating flexibility due to debt levels and debt instrument covenants;

•	legal, governmental or administrative proceedings and/or disputes that result in adverse outcomes, such as adverse determinations or developments with respect to the litigation or SEC inquiry discussed in Part I, Item 3 of our Annual Report on Form 10-K for the fiscal year ended December 30, 2006;

•	technology failures which have a material adverse effect on our business;

•	severe weather and natural disasters adversely impacting our supply chain;

•	changes in health care, pension and wage costs, and labor relations issues;

•	threats or potential threats to security or food safety; and

•	unanticipated problems with product procurement.
     A more detailed discussion of many of these factors, as well as other factors that could affect the Company’s results, is contained in the Company’s periodic reports filed with the SEC. You should carefully consider each of these factors and all of the other information in this release. We believe that all forward-looking statements are based upon reasonable assumptions when made. However, we caution that it is impossible to predict actual results or outcomes and that accordingly you should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made and we undertake no obligation to revise or update these statements in light of subsequent events or developments. Actual results and outcomes may differ materially from anticipated results or outcomes discussed in forward-looking statements. You are advised, however, to consult any future disclosures we make on related subjects in future reports to the Securities and Exchange Commission (SEC)
Contact: Bob Dimond, 952-844-1060

NASH FINCH COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(In thousands, except per share amounts)

	Twelve		Fifty Two
	Weeks Ended		Weeks Ended
	December 29,	December 30,	December 29,	December 30,
	2007	2006	2007	2006
Sales	$1,069,302	1,099,139	$4,532,635	4,631,629
Cost of sales	979,836	1,006,047	4,134,981	4,229,807

Gross Profit	89,466	93,092	397,654	401,822

Other costs and expenses:
Selling, general and administrative	64,326	75,891	280,818	319,678
Losses (gains) on sale of real estate	(1,720)	37	(1,867)	(1,130)
Special charges	—	—	(1,282)	6,253
Goodwill impairment	—	26,419	—	26,419
Depreciation and amortization	8,997	9,447	38,882	41,451
Interest expense	5,367	6,551	23,581	26,644

Total other costs and expenses	76,970	118,345	340,132	419,315

Earnings (loss) from continuing operations before income taxes and cumulative effect of a change in accounting principal	12,496	(25,253)	57,522	(17,493)

Income tax expense	4,016	1,275	18,742	5,835

Earnings (loss) from continuing operations before cumulative effect of a change in accounting principal	8,480	(26,528)	38,780	(23,328)

Earnings from discontinued operations, net of income tax expense of $102 in 2006	—	160	—	160
Cumulative effect of a change in accounting principle, net of income tax expense of $119 in 2006	—	—	—	169

Net earnings (loss)	$8,480	(26,368)	$38,780	(22,999)

Net earnings (loss) per share:

Basic earnings per share:
Continuing operations before cumulative effect of a change in accounting principle	$0.63	(1.97)	$2.88	(1.74)
Discontinued operations, net of income tax expense	—	—	—	0.01
Cumulative effect of a change in accounting principle, net of income tax expense	—	0.01	—	0.01

Net earnings (loss) per share	$0.63	(1.96)	$2.88	(1.72)

Diluted earnings per share:
Continuing operations before cumulative effect of a change in accounting principle	$0.62	(1.97)	$2.84	(1.74)
Discontinued operations, net of income tax expense	—	—	—	0.01
Cumulative effect of a change in accounting principle, net of income tax expense	—	0.01	—	0.01

Net earnings (loss) per share	$0.62	(1.96)	$2.84	(1.72)

Cash dividends per common share	$0.180	0.180	$0.720	0.720

Weighted average number of common shares outstanding and common equivalent shares outstanding:
Basic	13,442	13,427	13,465	13,382
Diluted	13,701	13,427	13,655	13,382

NASH FINCH COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except per share amounts)

	December 29,	December 30,
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$862	958
Accounts and notes receivable, net	197,807	186,833
Inventories	246,762	241,875
Prepaid expenses and other	27,882	15,445
Deferred tax assets	4,621	11,942

Total current assets	477,934	457,053

Notes receivable, net	12,429	13,167

Property, plant and equipment:	617,241	620,555
Less accumulated depreciation and amortization	(414,704)	(400,750)

Net property, plant and equipment	202,537	219,805

Goodwill	215,174	215,174
Customer contracts and relationships, net	28,368	32,141
Investment in direct financing leases	4,969	6,143
Other assets	9,971	10,820

Total assets	$951,382	954,303

Liabilities and Stockholders’ Equity
Current liabilities:
Outstanding checks	$8,895	13,335
Current maturities of long-term debt and capitalized lease obligations	3,842	3,776
Accounts payable	200,507	196,168
Accrued expenses	69,113	64,747
Income taxes payable	—	196

Total current liabilities	282,357	278,222

Long-term debt	278,443	313,985
Capitalized lease obligations	29,885	33,869
Deferred tax liability, net	7,227	4,214
Other liabilities	37,854	29,633
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock — no par value
Authorized 500 shares; none issued	—	—
Common stock of $1.66 2/3 par value
Authorized 50,000 shares, issued 13,559 and 13,409 shares respectively	22,599	22,348
Additional paid-in capital	61,446	53,697
Restricted stock	—	—
Common stock held in trust	(2,122)	(2,051)
Deferred compensation obligations	2,122	2,051
Accumulated other comprehensive income	(5,092)	(4,582)
Retained earnings	252,142	223,416
Treasury stock at cost, 434 and 21 shares, respectively	(15,479)	(499)

Total stockholders’ equity	315,616	294,380

Total liabilities and stockholders’ equity	$951,382	954,303

NASH FINCH COMPANY AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)

	Fifty Two
	Weeks Ended
	December 29,	December 30,
	2007	2006
Operating activities:
Net earnings (loss)	$38,780	(22,999)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:

Special charges — non cash portion	(1,282)	6,253
Impairment of retail goodwill	—	26,419
Discontinued operations	—	(262)
Depreciation and amortization	38,882	41,451
Amortization of deferred financing costs	817	823
Rebatable loans	2,200	3,926
Provision for bad debts	1,234	5,600
Provision for lease reserves	551	7,042
Deferred income tax expense	26,830	3,417
Gain on sale of real estate and other	(2,371)	(1,881)
LIFO charge	5,092	2,630
Asset impairments	1,869	11,443
Share-based compensation	7,786	1,166
Cumulative effect of a change in accounting principle	—	(288)
Deferred compensation	734	(226)
Other	20	(1,192)
Changes in operating assets and liabilities, net of effects of acquisitions
Accounts and notes receivable	(11,246)	5,889
Inventories	(9,979)	44,619
Prepaid expenses	2,813	3,128
Accounts payable	1,924	(21,729)
Accrued expenses	1,782	(10,564)
Income taxes payable	(9,213)	(10,536)
Other assets and liabilities	(13,607)	(3,994)

Net cash provided by operating activities	83,616	90,135

Investing activities:
Disposal of property, plant and equipment	4,978	6,333
Additions to property, plant and equipment	(21,419)	(27,469)
Loans to customers	(3,856)	(5,767)
Payments from customers on loans	1,854	2,165
Purchase of marketable securities	—	(233)
Sale of marketable securities	2	921
Corporate owned life insurance, net	(46)	(320)
Other	—	(139)

Net cash used in investing activities	(18,487)	(24,509)

Financing activities:
Proceeds (payments) of revolving debt	(35,000)	(41,600)
Dividends paid	(9,702)	(9,611)
Proceeds from exercise of stock options	2,002	680
Proceeds from employee stock purchase plan	498	502
Repurchase of common stock	(14,980)	—
Payments of long-term debt	(626)	(16,104)
Payments of capitalized lease obligations	(3,834)	(2,901)
Increase (decrease) in outstanding checks	(4,441)	2,549
Tax benefit from exercise of stock options	857	68
Other	1	492

Net cash used by financing activities	(65,225)	(65,925)

Net decrease in cash and cash equivalents	(96)	(299)
Cash and cash equivalents:
Beginning of period	958	1,257

End of period	$862	958

NASH FINCH COMPANY AND SUBSIDIARIES
Supplemental Data (Unaudited)

	Twelve	Twelve	Fifty Two	Fifty Two
	Weeks Ended	Weeks Ended	Weeks Ended	Weeks Ended
	December 29,	December 30,	December 29,	December 30,
Other Data (In thousands)	2007	2006	2007	2006
Total debt	$312,170	351,630	312,170	351,630
Stockholders’ equity	$315,616	294,380	315,616	294,380
Capitalization	$627,786	646,010	627,786	646,010
Debt to total capitalization	49.7%	54.4%	49.7%	54.4%
Working capital ratio (a)	3.56	2.71	3.56	2.71

Non-GAAP Data
Consolidated EBITDA (b)	$30,229	23,920	128,840	102,730
Interest coverage ratio — trailing 4 qtrs. (Consolidated EBITDA to interest expense) (c)	5.61	3.95	5.61	3.95
Leverage ratio — trailing 4 qtrs. (debt to Consolidated EBITDA) (d)	2.42	3.42	2.42	3.42
Senior secured leverage ratio (senior secured debt to Consolidated EBITDA) (e)	0.97	1.56	0.97	1.56

Comparable GAAP Data
Earnings before income taxes to interest expense (c)	$2.33	(0.67)	2.33	(0.67)
Debt to earnings before income taxes (d)	5.43	(20.10)	5.43	(20.10)
Senior secured debt to earnings before income taxes (e)	10.00	(9.15)	10.00	(9.15)

Debt Covenants	Required Ratio	Actual Ratio
Working capital ratio	1.75 (minimum)	3.56
Interest coverage ratio	4.00 (minimum)	5.61
Senior secured leverage ratio	2.25 (maximum)	0.97
Leverage ratio	3.00 (maximum)	2.42

(a)	Working capital ratio is defined as net trade accounts receivable plus inventory divided by the sum of loans and letters of credit outstanding under our senior secured credit agreement plus certain additional secured debt.

(b)	Consolidated EBITDA, as defined in our credit agreement, is earnings before interest, income tax, depreciation and amortization, adjusted to exclude extraordinary gains or losses, gains or losses from sales of assets other than inventory in the ordinary course of business, and non-cash charges (such as LIFO, asset impairments, closed store lease costs and share-based compensation), less cash payments made during the current period on non-cash charges recorded in prior periods. Consolidated EBITDA should not be considered an alternative measure of our net income, operating performance, cash flows or liquidity. The amount of Consolidated EBITDA is provided as additional information relevant to compliance with our debt covenants.

(c)	Interest coverage ratio is defined as the Company’s Consolidated EBITDA divided by interest expense for the four trailing quarters ending December 29, 2007 and December 30, 2006, respectively. The most comparable GAAP ratio is earnings from continuing operations before income taxes divided by interest expense for the same periods.

(d)	Leverage ratio is defined as the Company’s total debt at December 29, 2007 and December 30, 2006, divided by Consolidated EBITDA for the respective four trailing quarters. The most comparable GAAP ratio is debt at the same date divided by earnings from continuing operations before income taxes for the respective four quarters.

(e)	Senior secured leverage ratio is defined as total senior secured debt at December 29, 2007 and December 30, 2006 divided by Consolidated EBITDA for the respective four trailing quarters. The most comparable GAAP ration is the total senior secured debt at the same date divided by earnings from continuing operations before income taxes for the respective four trailing quarters.

Derivation of Consolidated EBITDA; Segment Consolidated EBITDA; and Segment Profit (in thousands)
FY 2007

	2007	2007	2007	2007	Rolling
	Qtr 1	Qtr 2	Qtr 3	Qtr 4	4 Qtrs
Earnings (loss) from continuing operations before income taxes	$9,485	17,304	18,237	12,496	57,522

Add/(deduct)
Interest expense	5,595	5,671	6,948	5,367	23,581
Depreciation and amortization	9,082	8,901	11,902	8,997	38,882
LIFO	808	807	1,077	2,399	5,091
Lease reserves	(888)	825	614	—	551
Asset impairments	866	275	640	87	1,868
Gains on sale of real estate	—	(147)	—	(1,720)	(1,867)
Subsequent cash payments on non-cash charges	(700)	(663)	(918)	(1,011)	(3,292)
Share-based compensation (b)	956	1,584	1,632	3,614	7,786
Special charges	—	(1,282)	—	—	(1,282)

Total Consolidated EBITDA	$25,204	33,275	40,132	30,229	128,840

	2007	2007	2007	2007	Rolling
	Qtr 1	Qtr 2	Qtr 3	Qtr 4	4 Qtrs
Segment Consolidated EBITDA
Food Distribution	$20,637	23,715	31,750	26,143	102,245
Military	9,892	10,602	13,000	10,545	44,039
Retail	6,784	8,857	7,905	4,000	27,546
Unallocated Corporate Overhead	(12,109)	(9,899)	(12,523)	(10,459)	(44,990)

	$25,204	33,275	40,132	30,229	128,840

	2007	2007	2007	2007	Rolling
	Qtr 1	Qtr 2	Qtr 3	Qtr 4	4 Qtrs
Segment profit
Food Distribution	$18,180	21,343	28,601	23,796	91,920
Military	9,472	10,170	12,406	10,067	42,115
Retail	4,821	6,818	5,096	1,902	18,637
Unallocated Corporate Overhead	(22,988)	(21,027)	(27,866)	(23,268)	(95,149)

	$9,485	17,304	18,237	12,497	57,523

FY 2006

	2006	2006	2006	2006	Rolling
	Qtr 1	Qtr 2	Qtr 3	Qtr 4	4 Qtrs
Earnings from continuing operations before income taxes	$6,314	7,733	(6,287)	(25,253)	(17,493)
Add/(deduct)
Interest expense	6,067	6,120	7,906	6,551	26,644
Depreciation and amortization	9,702	9,617	12,685	9,447	41,451
LIFO	462	461	1,590	117	2,630
Closed store lease costs	902	1,327	4,455	2,675	9,359
Asset impairments	1,547	3,247	2,522	4,127	11,443
Losses (gains) on sale of real estate	33	(1,225)	25	37	(1,130)
Subsequent cash payments on non-cash charges	(808)	(656)	(1,862)	(686)	(4,012)
Goodwill impairment	—	—	—	26,419	26,419
Share-based compensation (b)	(187)	634	233	486	1,166
Special charges	—	—	6,253	—	6,253

Total Consolidated EBITDA	$24,032	27,258	27,520	23,920	102,730

	2006	2006	2006	2006	Rolling
	Qtr 1	Qtr 2	Qtr 3	Qtr 4	4 Qtrs
Segment Consolidated EBITDA after reclass of bad debt expense (a)
Food Distribution	$20,352	20,089	26,030	20,234	86,705
Military	9,173	10,295	11,850	9,941	41,259
Retail	6,743	8,965	8,633	6,227	30,568
Unallocated Corporate Overhead	(12,236)	(12,091)	(18,993)	(12,482)	(55,802)

	$24,032	27,258	27,520	23,920	102,730

	2006	2006	2006	2006	Rolling
	Qtr 1	Qtr 2	Qtr 3	Qtr 4	4 Qtrs
Segment profit after reclass of bad debt expense (a)
Food Distribution	$17,841	17,584	22,689	17,676	75,790
Military	8,747	11,011	11,283	9,485	40,526
Retail	4,272	6,600	5,645	4,296	20,813
Unallocated Corporate Overhead	(24,546)	(27,462)	(45,904)	(56,710)	(154,622)

	$6,314	7,733	(6,287)	(25,253)	(17,493)

(a)	Segment information prior to fourth quarter fiscal 2005 reflects a reclassification of bad debt expense from Unallocated Corporate Overhead to the Food Distribution

(b)	The calculation of EBITDA has been revised for all periods presented to include an adjustment for non-cash share-based compensation.